Exhibit 24.1

SUBSTITUTE POWER OF ATTORNEY

Under the terms of a power of attorney dated July 3, 2019 (the “Power of Attorney”), the undersigned, Chase C. Leavitt, was appointed attorney-in-fact for Angus C. Russell (the “Grantor”) to (1) prepare, execute in the Grantor’s name and on the Grantor’s behalf, and submit to the U.S. Securities and Exchange Commission (the “SEC”) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the Grantor to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any rule or regulation of the SEC; (2) execute for and on behalf of the Grantor, in the Grantor’s capacity as an officer and/or director of Lineage Cell Therapeutics, Inc. (the “Company”), Forms 3, 4, and 5 in accordance with Section 16(a) of the Exchange Act and the rules thereunder; (3) do and perform any and all acts for and on behalf of the Grantor which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and (4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney in fact, may be of benefit to, in the best interest of, or legally required by, the Grantor. In accordance with the authority granted under the Power of Attorney, including the full power of substitution, the undersigned hereby appoints each of Daniel W. Collins, Alexandra Hernandez, and Grant Harbert as substitute attorneys-in-fact, on behalf of the Grantor, each with the power to act without any other and with full power of substitution, to exercise and execute all of the powers granted or conferred in the original Power of Attorney. By their signatures as attorneys-in-fact to this Substitute Power of Attorney, Daniel W. Collins, Alexandra Hernandez, and Grant Harbert accept such appointment and agree to assume from the undersigned any and all duties and responsibilities attendant to their capacity as attorneys-in- fact.

Date: May 14, 2021	By:	/s/ Chase C. Leavitt

Name:	Chase C. Leavitt
Title:	Attorney-in-Fact

SUBSTITUTION AND APPOINTMENT ACCEPTED:

/s/ Daniel W. Collins
Daniel W. Collins

/s/ Alexandra Hernandez
Alexandra Hernandez

/s/ Grant Harbert
Grant Harbert